Exhibit 3.1

Amended and Restated

Bylaws of

MGE Energy, Inc.

(a Wisconsin Corporation)

September , 2023

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Article I. Offices

1.01 Principal and Business Offices.

MGE Energy, Inc. (the “Corporation” or this “Corporation”) may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

1.02 Registered Office.

The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

Article II. Shareholders

2.01 Annual Meeting.

The annual meeting of the shareholders shall be held at such date, time and place, if any, as may be fixed by or under the authority of the Board of Directors, for the purpose of electing Directors of the Corporation (“Directors”) and for the transaction of such other business as may have been properly brought before the meeting in compliance with the provisions of Section 2.13. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day fixed as herein provided for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

2.02 Special Meeting.

(a)
Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called only (i) by the Chair of the Board, the Chief Executive Officer, a majority of the Board of Directors, or (ii) by the Corporation if a timely request in proper written form from the holders of at least 10 percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting (the “Requisite Percentage”) is delivered to the Secretary in accordance with the requirements of this Section 2.02 (a “Special Meeting Request”). Only such business as is specified in the Corporation’s notice of meeting (including pursuant to this Section 2.02) for a special meeting of shareholders may be conducted at such special meeting. The Board of Directors may postpone or reschedule any special meeting of shareholders that is to be held pursuant to a Special Meeting Request, and the Board of Directors may postpone, reschedule or cancel any other special meeting of shareholders.
(b)
No shareholder may submit a Special Meeting Request unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining shareholders entitled to submit a Special Meeting Request, which request shall be in proper written form and delivered to the Secretary of the Corporation at the principal office of the Corporation. For purposes hereof, a

“Meeting Requesting Person” means (x) the shareholder of record making the request to fix a Requested Record Date for the purpose of determining the shareholders entitled to submit a Special Meeting Request, (y) the beneficial owner or beneficial owners, if different from the shareholder of record, on whose behalf such request is made and (z) any affiliates (as defined in Section 2.13(f)(7) below) of such shareholder of record or beneficial owner(s). To be in proper written form, such request shall: (i) bear the signature and the date of signature by the shareholder(s) of record submitting such request and set forth the name and address of such shareholder(s) as they appear in the Corporation’s books; (ii) include (A) a reasonably brief description of the purpose or purposes of the requested special meeting (the “Shareholder Requested Special Meeting”) and the business proposed to be conducted at the Shareholder Requested Special Meeting (the “Proposed Business”), the reasons for conducting the Proposed Business at the Shareholder Requested Special Meeting and any material interest in the Proposed Business of each Proposing Person (as defined below) and (B) a reasonably detailed description of all agreements, arrangements, understandings and relationships (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (including their names) in connection with the Special Meeting Request or the Proposed Business; and (iii) as to each Proposing Person, the information described in Section 2.13(d)(3) below (but substituting “Meeting Requesting Person” for “Noticing Party” and substituting “Proposing Person” for “Shareholder Associated Person” in each place); provided, however, that for purposes of the foregoing, “Proposing Person” shall mean (A) the Meeting Requesting Person; (B) the beneficial owner or beneficial owners, if different from such Meeting Requesting Person, on whose behalf the notice of the business or nomination proposed to be brought before the meeting is made; (C) any person directly or indirectly controlling, controlled by or under common control with the Meeting Requesting Person (or, if different from such Meeting Requesting Person, the beneficial owner or beneficial owners on whose behalf such notice is made); (D) any member of the immediate family of any individual described in the foregoing clause (A) or (B) sharing the same household; (E) any affiliate or associate of any person described in the foregoing clause (A), (B), (C) or (D); (F) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) with any person described in the foregoing clause (A), (B), (C) or (D); (G) any person known by such Meeting Requesting Person to be acting in concert with such Meeting Requesting Person with respect to the stock of the Corporation; and (H) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with any person described in the foregoing clause (A), (B), (C) or (D) with respect to any proposed business or nomination.
(c)
Within 10 days after the Secretary of the Corporation receives a request to fix a Requested Record Date in compliance with this Section 2.02, the Board of Directors shall adopt a resolution fixing a Requested Record Date for the purpose of determining the shareholders entitled to submit a Special Meeting Request, which Requested Record Date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. If no resolution fixing a Requested Record Date has been adopted by the Board of Directors within 10 days after the date on which such a request to fix a Requested Record Date was received by the Secretary, the Requested Record Date in respect thereof shall be deemed to be the 20th day after the date on which such a request is received by the Secretary. Notwithstanding anything in this Section 2.02 to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that any Special Meeting Request that would be submitted following such Requested Record Date could not comply with the requirements set forth in Section 2.02(e).

(d)
To be timely for purposes of Section 2.02(a)(ii), a Special Meeting Request must be received by the Secretary of the Corporation at the principal office of the Corporation not later than 60 days following the Requested Record Date. To be in proper written form for purposes of Section 2.02(a)(ii), a Special Meeting Request shall include the signature and the date of signature by the shareholder(s) of record submitting such Special Meeting Request and set forth (i) as to each item of Proposed Business, the information required to be set forth in a notice under Section 2.13(d)(2), (ii) as to each person whom the shareholder proposes to nominate for election to the Board at the Shareholder Requested Special Meeting, if applicable, the information required to be set forth in a notice under Section 2.13(d)(1) and (iii) as to each Calling Person (as defined below), the information required to be set forth in a notice under Section 2.13(d)(3) and the information required to be set forth pursuant to Section 2.13(d)(4) through (6); provided, however, that for purposes of the foregoing, the term “Noticing Party” shall be replaced with the term “Calling Person” in Section 2.13(d) and in the definition of “Qualified Representative” in Section 2.13(f)(7). For purposes hereof, “Calling Person” means (x) the shareholder of record submitting the Special Meeting Request, (y) the beneficial owner or beneficial owners, if different from the shareholder of record, submitting such Special Meeting Request and (z) any affiliates of such shareholder of record or beneficial owner(s); provided, however, that the term “Calling Person” shall not include any shareholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Exchange Act (the “Proxy Rules”) by way of a definitive consent solicitation statement filed with the U.S. Securities and Exchange Commission (the “Securities and Exchange Commission”).
(e)
The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 2.02, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for shareholder action under applicable law, (iii) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date or (iv) otherwise does not comply with applicable law.
(f)
Any shareholder may revoke any Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Shareholder Requested Special Meeting. If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result (after giving effect to all revocations) is that shareholders holding less than the Requisite Percentage have delivered Special Meeting Requests to the Secretary: (i) if the notice of meeting has not already been mailed to shareholders, the Secretary shall refrain from mailing the notice of the Shareholder Requested Special Meeting or (ii) if the notice of meeting has already been mailed to shareholders, the Secretary shall revoke the notice of the meeting. If, subsequent to the revocation of the notice of meeting pursuant to clause (ii) of the immediately preceding sentence (but in any event on or prior to the 60th day following the Requested Record Date), the Secretary has received Special Meeting Requests from shareholders holding the Requisite Percentage, then, at the option of the Board of Directors, either (x) the original record date, meeting date and time and place, if any, for the Shareholder Requested Special Meeting set in accordance with Section 2.02(b) above shall apply with respect to the Shareholder Requested Special Meeting or (y) the Board of Directors may disregard the original record date, meeting date and time or place, if any, for the Shareholder Requested Special Meeting set in accordance with Section 2.02(b) above and, within 10 days following the date on which the Secretary has received Special Meeting Requests from shareholders holding the Requisite Percentage, set a new record date, meeting date and time and place, if any, for the Shareholder Requested Special Meeting (and in such case, notice of the Shareholder Requested Special Meeting shall be given in accordance with Section 2.04 below).

(g)
Subject to Section 2.02(f) above, within 10 days following the date on which the Secretary has received Special Meeting Requests in accordance with this Section 2.02 from shareholders holding the Requisite Percentage, the Board of Directors shall take all necessary actions to call the Shareholder Requested Special Meeting, including fixing the meeting date and time, and place, if any, for the Shareholder Requested Special Meeting; provided, however, that the date of any such Shareholder Requested Special Meeting shall not be more than 90 days after the date on which valid Special Meeting Requests from shareholders holding the Requisite Percentage are received by the Secretary (and are not revoked). Notwithstanding anything in these Amended and Restated Bylaws (as the same may be amended from time to time in accordance with the terms hereof, these “bylaws”) to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at the Shareholder Requested Special Meeting. The Board of Directors shall provide notice of the Shareholder Requested Special Meeting in accordance with Section 2.04 below.
(h)
In connection with a Shareholder Requested Special Meeting called in accordance with this Section 2.02, the shareholder(s) who delivered a Special Meeting Request to the Secretary in accordance with Section 2.02(d) shall update the information previously provided to the Corporation in connection with such Special Meeting Request, if necessary, such that the information provided or required to be provided in such Special Meeting Request pursuant to this Section 2.02 is true and correct as of the record date for shareholders entitled to vote at the Shareholder Requested Special Meeting and as of the date that is 10 business days prior to the Shareholder Requested Special Meeting or any adjournment, postponement or rescheduling thereof, and such update shall (i) be received by the Secretary at the principal executive offices of the Corporation (x) not later than 5:00 p.m. Eastern Time five business days after such record date (in the case of the update required to be made as of such record date) and (y) not later than 5:00 p.m. Eastern Time seven business days prior to the date of the Shareholder Requested Special Meeting or, if practicable, any adjournment, postponement or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the Shareholder Requested Special Meeting has been adjourned, postponed or rescheduled) (in the case of the update required to be made as of 10 business days prior to the Shareholder Requested Special Meeting or any adjournment, postponement or rescheduling thereof); (ii) be made only to the extent that information has changed since the prior submission and (iii) clearly identify the information that has changed since the prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.02(h) shall not be deemed to cure any deficiencies in a Special Meeting Request previously delivered pursuant to this Section 2.02. If a shareholder fails to provide any written update in accordance with this Section 2.02(h), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.02.
(i)
If the Board of Directors determines that any request to fix a Requested Record Date or Special Meeting Request was not properly made in accordance with this Section 2.02, or determines that the shareholder(s) of record requesting that the Board of Directors fix such Requested Record Date or shareholder(s) of record making the Special Meeting Request have not otherwise complied with this Section 2.02, then the Board of Directors shall not be required to fix such Requested Record Date or to call and hold a special meeting of shareholders. In addition to the requirements of this Section 2.02, each Meeting Requesting Person and Calling Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act with respect to any request to fix a Requested Record Date or Special Meeting Request. Notwithstanding anything to the contrary contained in these bylaws, unless otherwise required by law, if none of the Requesting Shareholders or a Qualified Representative (as defined in Section 2.13(f)(7) below) thereof who submitted the Special Meeting Request appears at the Shareholder Requested Special Meeting to present any of the Proposed Business, such Proposed Business shall not be transacted, as applicable, and no vote shall be taken with respect to such Proposed Business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(j)
Notwithstanding any other provision of these bylaws to the contrary, in the case of a Shareholder Requested Special Meeting, no shareholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to this Section 2.02.

2.03 Place of Meeting.

The Board of Directors may designate any place, either within or without the State of Wisconsin, or no place if the meeting is to be held solely by means of remote communication, as the place of meeting for any annual meeting or for any special meeting. The Board of Directors may, in its sole discretion, determine that a meeting of the shareholders shall not be held at any place, but may instead be held solely by means of remote communication, or by means of a physical meeting supplemented by remote communication, in each case in accordance with the applicable provisions of the Wisconsin Business Corporation Law. Subject to the foregoing, if no designation is made, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

2.04 Notice of Meeting.

Notice may be communicated by mail, private carrier, or such other means permissible under Wisconsin law. Such notice shall state the place, if any, day, and hour of the meeting; the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting (or, as applicable, a Web link to any such information); and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be communicated or sent not less than 10 days (unless a longer period is required by the Wisconsin Business Corporation Law or the amended and restated articles of incorporation of the Corporation, as the same may be amended from time to time in accordance with the terms thereof, the “articles of incorporation”) nor more than sixty days before the date of the meeting, by or at the direction of the Chair of the Board (if one be designated), or the President, or the Secretary, or other officer of the Corporation (“Officer”) or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation. If notice is given by means of electronic transmission, such notice shall be deemed to be given at the times provided in the Wisconsin Business Corporation Law. Any shareholder may waive notice of any meeting as provided in Section 2.12 of these bylaws. For the purposes of these bylaws, “electronic transmission” means Internet transmission, telephonic transmission, electronic mail transmission, or any other form or process of communication that does not directly involve the physical transfer of paper and that is suitable for the retention, retrieval, and reproduction of information by the recipient.

2.05 Closing of Stock Transfer Records or Fixing of Record Date.

For purposes of these bylaws, a “shareholder” of the Corporation shall mean the person in whose name shares are registered in the stock transfer records of the Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation. Such nominee certificates, if any, shall be reflected in the stock transfer records of the Corporation. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer records shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer records and the stated period of closing has expired and except in cases in which the Board of Directors is required to fix a new record date as provided under the Wisconsin Business Corporation Law.

2.06 Voting Record.

The Officer or agent having charge of the stock transfer records for shares of the Corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be available for inspection and copying as provided in the Wisconsin Business Corporation Law. The original stock transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such records or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

2.07 Quorum; Vote Required.

(a)
Quorum. Shares entitled to vote as a separate voting group (as defined in Section 2.07) may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Wisconsin Business Corporation Law provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present, for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Though less than a quorum of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time until a quorum shall be present or represented. Unless a new record date for an adjourned meeting is or must be fixed as provided under the Wisconsin Business Corporation Law, the Corporation is not required to give notice of a new date, time or place if the new date, time or place is announced at the meeting before adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

(b) Vote Required to Elect Directors.

(1) If a quorum exists, Directors shall be elected by a majority of the votes cast in person or by proxy unless there is a Contested Election (as defined below), in which case the Directors shall be elected by a plurality of the shares represented in person or by proxy at the meeting and entitled to vote in the election of Directors. A majority of the votes cast (a “Majority Vote For”) means that the number of shares entitled to vote in the election of Directors and represented in person or by proxy at the meeting casting their votes “for” a Director must exceed the number of votes cast “against” that Director. “Contested Election” means an annual or special meeting of the Corporation with respect to which (A) the Secretary receives a notice that a shareholder has nominated or intends to nominate a person for election to the Board of Directors in compliance with the requirements for shareholder nominees for Director set forth in Section 2.13 of these Bylaws and (B) such nomination has not been withdrawn by such shareholder on or prior to the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the shareholders.

(2) If a nominee for Director, who is not serving as a Director of the Corporation at the time of such election, does not receive a Majority Vote For, that nominee shall not be elected. If a nominee for Director, who is serving as a Director of the Corporation at the time of such election, does not receive a Majority Vote For, that nominee shall tender his or her resignation to the Board of Directors. The Corporate Governance Committee of the Board of Directors shall consider the resignation offer and recommend to the Board of Directors whether to accept it or pursue another action. The Board of Directors shall act on the Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. The Corporate Governance Committee and the Board of Directors will evaluate any tendered resignation in the best interest of the Corporation and its shareholders and may consider any factors they deem relevant in that evaluation. When deciding the actions to take, the Board of Directors could accept or turn down the offer of resignation or decide to pursue another action, such as (i) defer acceptance of the resignation until the vacancy can be filled by the Board of Directors in accordance with the Corporation’s Corporate Governance Guidelines or (ii) defer acceptance of the resignation if the Director can cure the underlying cause (to the extent discernable) of the failure to receive a Majority Vote For within a specified period of time (for example, if the votes against were due to service on another board, by resigning from that board). Any Director who tenders his or her resignation pursuant to this provision shall not participate in any discussions with, or actions by, any of the Corporate Governance Committee, any other committee of the Board of Directors, or the Board of Directors with respect to accepting or rejecting his or her offered resignation.

(3) If a majority of the members of the Corporate Governance Committee do not receive a Majority Vote For, then the independent Directors who received a Majority Vote For shall consider the tendered resignations as provided above and shall recommend to the Board of Directors whether to accept them. Those independent Directors may also appoint a committee of independent Directors for this purpose. If none of the independent Directors receive a Majority Vote For and one or more of the non-independent Directors has received a Majority Vote For, then those non-independent Directors shall consider the resignations without the use of a committee. If none of the members of the Board of

Directors receive a Majority Vote For, then the full Board of Directors (including the Directors at issue) will consider the tendered resignations without the use of a committee.

(4) The Board of Directors will disclose its decision whether to accept the Director’s resignation offer (and the reasons for rejecting the resignation offer or pursuing another action, if applicable) in a current report on Form 8-K filed with the Securities and Exchange Commission within four business days of the decision.

(5) To the extent that one or more Directors’ tendered resignations are accepted by the Board of Directors pursuant to the foregoing provisions, the Corporate Governance Committee shall recommend to the Board of Directors whether to fill such vacancy or vacancies or to reduce the size of the Board of Directors.

(c) Vote Required to Approve Other Matters. If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, except as provided in the previous subsection in the election of Directors, or if the articles of incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes.

(d) Voting Group. “Voting group” means any of the following: (i) all shares of one or more classes or series that under the articles of incorporation or the Wisconsin Business Corporation Law are entitled to vote and be counted together collectively on a matter at a meeting of shareholders; and (ii) all shares that under the articles of incorporation or the Wisconsin Business Corporation Law are entitled to vote generally on a matter.

2.08 Conduct of Meetings.

The Chair of the Board shall act as chair of meetings of shareholders of the Corporation. In the absence of the Chair of the Board, the Lead Independent Director, if any, shall act as chair of any meeting, and in the absence of the Chair of the Board and the Lead Independent Director, if any, the Board of Directors may designate any Director or Officer of the Corporation to act as chair of any meeting, and only the Board of Directors may further provide for determining who shall act as chair of any meeting of shareholders in the absence of the Chair of the Board, the Lead Independent Director or such designee. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of a shareholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chair (or the Board of Directors in advance of any shareholder meeting) should so determine, the chair (or the Board of Directors) shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board of Directors or the person presiding at the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary, the chair of the meeting may appoint any other person to act as secretary of the meeting.

2.09 Proxies.

At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed by the shareholder or by his or her duly authorized attorney-in-fact (i) in writing or (ii) by transmitting or authorizing the transmission of an electronic transmission of such appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive such transmission by the person who will be appointed as proxy; provided, that any such electronic transmission contains, or is accompanied by, information that can be used to reasonably determine that the shareholder transmitted or authorized the transmission of the electronic transmission. A proxy appointment shall be effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the Secretary of the Corporation. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence at a meeting of a shareholder who has filed his or her proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

2.10 Voting of Shares.

Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any voting group or groups are enlarged, limited, or denied by the articles of incorporation. The Board of Directors, in its discretion, or the chair of the meeting of shareholders, in such chair’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.11 Voting of Shares by Certain Holders.

(a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy by the president of such corporation or any other officer of such corporation appointed by such president. A proxy appointed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the officer’s authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, or the designation of some other person by the Board of Directors or by the bylaws of such other corporation.

(b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his or her incumbency and the number of shares held by him or her. Shares standing in the name of a fiduciary may be voted by him or her, either in person or by proxy. A proxy appointed by a fiduciary shall be conclusive evidence of the fiduciary’s authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

(e) Minors. Shares held by a minor may be voted by such minor in person or by proxy, and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that such shareholder is a minor.

(f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

(g) Joint Tenants. Shares registered in the name of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy appointed by any one or more of such individuals if either (i) no other such individual or his or her legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the Corporation a contrary written voting authorization or direction or written denial of authority of the individual present or appointing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased. If contradictory instructions on the voting of shares are submitted by joint tenants, the votes shall not be counted.

2.12 Waiver of Notice by Shareholders.

Whenever any notice whatever is required to be given to any shareholder of the Corporation under the articles of incorporation or bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice and the Corporation shall include copies of such waivers in its corporate records; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law shall contain the same information as would have been required to be included in such notice, except the time and place of meeting. The attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting, except where the shareholder attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

2.13 Notice of Shareholder Business and Nominations.

(a) Annual Meeting of Shareholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of these bylaws; (B) by or at the direction of the Board of Directors; or (C) by any shareholder of the Corporation entitled to vote at the meeting who complies with the notice procedures set forth in this Section 2.13 and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation through the date of such annual meeting.

(2) In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of subparagraph (a)(1) of this bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be received by the Secretary at the principal office of the Corporation not earlier than the close of business (as defined below) on the 120th calendar day nor later than the close of business on the 90th calendar day prior to the date of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is more than 30 calendar days before or more than 60 calendar days after the date of the first anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of (A) the 90th calendar day prior to such annual meeting and (B) the 10th calendar day after the day on which public disclosure of the date of such annual meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above. Such shareholder’s notice shall set forth the information required by Section 2.13(d).

(b) Special Meeting of Shareholders.

(1) Only such business shall be conducted at a special meeting of shareholders called in accordance with Section 2.02 of these bylaws as shall have been brought before the meeting pursuant to the notice of meeting of the Corporation or persons calling the meeting pursuant to Section 2.04 of these bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting called in accordance with Section 2.02 of these bylaws at which Directors are to be elected, and the proposal of other business to be considered by the shareholders may be made at any special meeting called in accordance with Section 2.02 of these bylaws (A) pursuant to the notice of meeting of the Corporation or persons calling the meeting delivered pursuant to Section 2.04 of these bylaws; (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation entitled to vote at the meeting who complies with the notice procedures set forth in this Section 2.13 and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation through the date of such special meeting.

(2) In addition to any other applicable requirements, for nominations or other business to be properly brought before a special meeting by a shareholder pursuant to clause (iii) of subparagraph (b)(1) of this bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be received by the Secretary at the principal office of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of (i) the 90th calendar day prior to such special meeting and (ii) the 10th calendar day after the day on which public disclosure of the date of such special meeting and the number of nominees, if any, to be elected at such special meeting who were proposed by the Board of Directors or persons calling such special meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above. Such shareholder’s notice shall set forth the information required by Section 2.13(d).

(c) Increase in Number of Directors. Notwithstanding anything to the contrary in the second sentence of subparagraph (a)(2) of this bylaw or the second sentence of subparagraph (b)(2) of this bylaw, in the event that the number of Directors to be elected to the Board of Directors is increased or proposed to be increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increase in the number of Directors at least 100 calendar days prior to the date of the meeting, a shareholder’s notice required by subparagraph (a)(2) or subparagraph (b)(2) of this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the 10th calendar day after the day on which such public announcement is first made by the Corporation.

(d) Form of Notice. To be in proper written form, the notice of any shareholder of record giving notice under this Section 2.13 (each, a “Noticing Party”) must set forth:

(1) as to each person whom such Noticing Party proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”), if any:

(A)
the name, age, business address and residential address of such Proposed Nominee;
(B)
the principal occupation and employment of such Proposed Nominee;
(C)
a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request);
(D)
a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a Director, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director or nominee that has not been disclosed to the Corporation; (III) will, if elected as a Director, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the articles of incorporation, these bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to Directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term as a Director, if elected; and (VI) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(E)
a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates (each as defined below), on the one hand, and any Noticing Party or any Shareholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Shareholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;
(F)
a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and
(G)
all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Shareholder Associated Person in connection with the solicitation of proxies for the election of Directors in a contested election or otherwise required pursuant to the “Proxy Rules”;

(2) as to any other business that such Noticing Party proposes to bring before the meeting:

(A)
a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(B)
the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the articles of incorporation or these bylaws, the text of the proposed amendment); and
(C)
all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Shareholder Associated Person in connection with the solicitation of proxies in support of such proposed business by such Noticing Party or any Shareholder Associated Person pursuant to the Proxy Rules;

(3) as to such Noticing Party and each Shareholder Associated Person:

(A)
the name and address of such Noticing Party and each Shareholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);
(B)
the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Shareholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired; and the investment intent of such acquisition;
(C)
the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Shareholder Associated Person and any pledge by such Noticing Party or any Shareholder Associated Person with respect to any of such securities;
(D)
a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Shareholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Shareholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”);
(E)
any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Party or any Shareholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(F)
a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any of the Shareholder Associated Persons or (II) between or among such Noticing Party or any Shareholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Noticing Party or any Shareholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A) and (y) any agreement, arrangement or understanding, written or oral, that such Noticing Party or any Shareholder Associated Person has with any shareholder of the Corporation (including the name of such shareholder) with respect to how such shareholder will vote such shareholder’s shares in the Corporation at any meeting of the Corporation’s shareholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Shareholder Associated Person;
(G)
any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation;
(H)
any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Shareholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
(I)
a description of any material interest of such Noticing Party or any Shareholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;
(J)
a representation that (I) neither such Noticing Party nor any Shareholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Shareholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.13;
(K)
a complete and accurate description of any performance-related fees (other than asset-based fees) to which such Noticing Party or any Shareholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including any such fees to which members of any Shareholder Associated Person’s immediate family sharing the same household may be entitled;
(L)
a description of the investment strategy or objective, if any, of such Noticing Party or any Shareholder Associated Person who is not an individual;

(M)
all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Shareholder Associated Person, or such Noticing Party’s or any Shareholder Associated Person’s associates, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party, any Shareholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D;
(N)
a certification that such Noticing Party and each Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Shareholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Party’s or Shareholder Associated Person’s acts or omissions as a shareholder of the Corporation, if such Shareholder Associated Person is or has been a shareholder of the Corporation; and
(O)
all other information relating to such Noticing Party or any Shareholder Associated Person, or such Noticing Party’s or any Shareholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (A) through (O) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the shareholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner;

(4) a representation that such Noticing Party intends to appear in person or cause a Qualified Representative of such Noticing Party to appear in person at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(5) a complete and accurate description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or any Shareholder Associated Person is a party or participant involving or relating to the Corporation or, to such Noticing Party’s knowledge, any current or former Officer, Director, affiliate or associate of the Corporation; and

(6) a representation from such Noticing Party as to whether such Noticing Party or any Shareholder Associated Person intends or is part of a group that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(e) Additional Information. In addition to the information required pursuant to the foregoing provisions of this Section 2.13, the Corporation may require any Noticing Party to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a Director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a Director and for determining and disclosing the independence of Directors, including those applicable to a Director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation. The Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following such request.

(f) General.

(1) Only persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible for election as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw, except pursuant to Rule 14a-8 of the Exchange Act. The number of nominees a shareholder may nominate for election at a meeting may not exceed the number of Directors to be elected at such meeting, and for the avoidance of doubt, no shareholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.13(a)(2) or Section 2.13(b)(2), as applicable. Except as otherwise provided by law, the chair of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made or proposed in accordance with the procedures set forth in these bylaws, and, if the chair of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chair of the meeting shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for Director or business to be conducted at a meeting does not appear at the meeting of shareholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(2) A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 2.13, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the shareholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the close of business five (5) business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the close of business seven (7) business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such Noticing Party’s prior submission and (III) clearly identify the information that has changed since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.13(e)(2) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.13 and shall not extend the time period for the delivery of notice pursuant to this Section 2.13. If a Noticing Party fails to provide any update in accordance with the foregoing provisions of this Section 2.13(f)(2), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.13.

(3) If any information submitted pursuant to this Section 2.13 by any Noticing Party nominating individuals for election or reelection as a Director or proposing business for consideration at a shareholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.13. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.13 (including if any Noticing Party or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.13(d)(6)(A)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized Officer, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 2.13 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 2.13 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.13.

(4) Notwithstanding anything herein to the contrary, if (A) any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such Noticing Party or Shareholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Shareholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Noticing Party or Shareholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(5) In addition to complying with the foregoing provisions of this Section 2.13, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) shareholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules.

(6) Any written notice, supplement, update or other information required to be delivered by a shareholder to the Corporation pursuant to this Section 2.13 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.

(7) For purposes of these bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (E) a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders; and (F) “Shareholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed, (I) any person directly or indirectly controlling, controlled by or under common control with such Noticing Party or beneficial owner(s), (II) any member of the immediate family of such Noticing Party or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with, or is otherwise known by such Noticing Party or other Shareholder Associated Person to be acting in concert with, such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person with respect to the stock of the Corporation, (IV) any affiliate or associate of such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person, (V) any participant (as defined in paragraphs (a)(ii) (vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person with respect to any proposed business or nominations, as applicable, (VI) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party or any other Shareholder Associated Person (other than a shareholder that is a depositary) and (VII) any Proposed Nominee.

2.14 Inspectors of Election.

In advance of any meeting of shareholders of the Corporation, the Chair of the Board, the Chief Executive Officer or the Board of Directors, by resolution, shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be Officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Article III. Board of Directors

3.01 General Powers and Number.

The business and affairs of the Corporation shall be managed by its Board of Directors. the number of Directors of the Corporation shall be not less than one (1) nor more than thirteen (13), the exact number to be determined from time to time exclusively by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office. The Board of Directors shall be divided into three (3) classes, to be as nearly equal in number of Directors in each class as possible. The three classes are to be designated Class I, Class II, and Class III. The term of office of the initial Directors in Class I shall expire at the third annual meeting of shareholders held after October 31, 2001 (the “Effective Time”) and until their successors are elected and qualified; the term of office of the initial Directors in Class II shall expire at the first annual meeting of shareholders held after the Effective Time and until their successors are elected and qualified; and the term of office of the initial Directors in Class III shall expire at the second annual meeting of shareholders held after the Effective Time and until their successors are elected and qualified. At each annual meeting of shareholders after the initial classification of the Board of Directors, the class of Directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting and until their successors are elected and qualified.

3.02 Tenure and Qualifications.

(a) Tenure. Each Director shall hold office until the end of his or her term and until his or her successor shall have been duly elected and qualified, or until his or her prior death, resignation, or removal for cause only. A Director may be removed from office for cause only by the affirmative vote of 80 percent of the outstanding shares entitled to vote for the election of such Director, taken at an annual meeting or a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the affirmative vote of 80 percent of such shares. A Director may resign at any time by filing his or her notice of resignation, in writing or by electronic transmission, with the Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

(b) Qualifications. Each Director who is a full-time employee of the Corporation or a subsidiary of the Corporation shall cease to hold office as a Director upon a termination of employment with the Corporation and its subsidiaries for any reason other than retirement with the consent of the Board of Directors by a resolution adopted by Directors constituting not less than 70 percent of the number of Directors of the Corporation fixed by the Board of Directors in accordance with Section 3.01. Each Director must be a shareholder of the Corporation. This Section 3.02(b) may be amended or repealed by the shareholders in accordance with Section 12.01 or by the Board of Directors by a resolution adopted by Directors constituting not less than 70 percent of the number of Directors of the Corporation fixed by the Board of Directors in accordance with Section 3.01. No person shall be qualified to serve as a Director unless such person makes himself or herself available for interviews in accordance with Section 2.13(e).

3.03 Nominations for Election to the Board of Directors.

Nominations for election to the Board of Directors may be made only in accordance with Section 2.13.

3.04 Regular Meetings.

A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it or such other suitable place as may be announced at such meeting of shareholders. The Chair of the Board may provide by written notice, or the Board of Directors may provide by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such written notice or resolution.

3.05 Special Meetings.

Special meetings of the Board of Directors may be called by or at the written request of the Chair of the Board, Chief Executive Officer, President, or any two Directors. The Chair may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

3.06 Notice; Waiver.

Except as provided in Section 3.04, notice of any meeting of the Board of Directors stating the place, date and time of the meeting shall be given to each Director by mail posted not less than five days before the date of the meeting, by nationally recognized overnight courier deposited not less than two days before the date of the meeting or by email or other means of electronic transmission delivered or sent not less than 24 hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. If mailed or sent by overnight courier, such notice shall be deemed to be given at the time when it is deposited in the United States mail with first class postage prepaid or deposited with the overnight courier. Notice by email or other electronic transmission shall be deemed given when the notice is transmitted. Any Director may waive notice of any meeting before or after the meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where the Director attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any notice of such meeting unless so required by law.

3.07 Quorum.

Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or these bylaws, a majority of the number of Directors fixed by Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the Directors present (though less than such quorum) may adjourn the meeting from time to time without further notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

3.08 Manner of Acting.

The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the articles of incorporation or these bylaws.

3.09 Conduct of Meetings.

The Chair of the Board, or in the Chair’s absence, the Lead Independent Director, or in the Lead Independent Director’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, the most senior member of the Board of Directors then present in terms of length of time served as a Director, or such other member of the Board of Directors then present as may be designated by the most senior member, shall call meetings of the Board of Directors to order and shall act as chair of the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the chair of the meeting may appoint any Assistant Secretary or any Director or other person present to act as Secretary of the meeting.

3.10 Vacancies.

Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of Directors, may be filled for the unexpired term of the directorship by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the Board of Directors, or a sole remaining Director, if only one shall remain; provided that, in case of a vacancy created by the removal of a Director for cause by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof by the affirmative vote of 80 percent of the outstanding shares entitled to vote for the election of such Directors.

In the event there shall be no remaining Directors, then and in that case all the powers and duties vested in the Board of Directors shall vest automatically in the Emergency Management Committee, which shall consist of all Officers holding the following positions: Chair of the Board, President, Chief Executive Officer, Vice President(s) (including any Executive Vice Presidents and Senior Vice Presidents but excluding any Assistant Vice Presidents), Treasurer, and Secretary. The Emergency Management Committee shall issue a call for a special meeting of shareholders to be held at the earliest practicable date for the election of Directors. All Emergency Management Committee action shall be reported to the elected Board of Directors at their first meeting following election, and shall be subject to ratification, revision, or alteration by the Board of Directors; provided, however, no rights or acts of third parties shall be affected by any of such revisions or alterations.

3.11 Compensation.

The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all Directors for services to the Corporation as Directors, Officers, or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability, or death benefits, and other benefits of payments, to Directors, Officers, and employees and to their estates, families, dependents, or beneficiaries on account of prior services rendered by such Directors, Officers, and employees to the Corporation.

3.12 Presumption of Assent.

A Director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

3.13 Committees.

The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of Directors as provided in Section 3.08, may designate one or more committees, each committee to consist of two or more Directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action in respect to dividends to shareholders, election of the principal Officers, or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chair of the Board or the President, or upon request by the chair of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

3.14 Unanimous Consent Without Meeting.

Any action required or permitted by the articles of incorporation or bylaws or any provision of law to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Directors then in office.

3.15 Meetings by Telephone or by Other Communication Technology.

Meetings of the Board of Directors or committees may be conducted by telephone or by other communication technology in accordance with Section 180.0820 of the Wisconsin Business Corporation Law. The types of transactions constituting a disposal of substantial property or assets of the corporation for purposes of this Section shall be those types of transactions described in Section 180.1201 and Section 180.1202 of the Wisconsin Business Corporation Law.

3.16 Chair of the Board.

The Chair of the Board shall be chosen from among the Directors and may be the Chief Executive Officer. Except as otherwise provided by law, the articles of incorporation or Section 3.09 or Section 3.17 of these bylaws, the Chair of the Board shall preside at all meetings of shareholders and of the Board of Directors. The Chair of the Board shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

3.17 Lead Independent Director.

If the Chair of the Board does not qualify as independent in accordance with the applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Independent Directors (as defined below) shall appoint a Lead Independent Director. The Lead Independent Director shall be one of the Directors who has been determined by the Board to be an “independent director” (any such Director, an “Independent Director”). The Lead Independent Director, if any, shall preside at all executive sessions of the Board of Directors and, if present, any other meeting of the Board of Directors at which the Chair of the Board is not present, and the Lead Independent Director shall have such other responsibilities, and perform such duties, as may from time to time be assigned by the Board of Directors.

Article IV. Officers

4.01 Number.

The Officers of the Corporation shall be a Chief Executive Officer, a President, the number of Vice Presidents as provided by the Board of Directors, a Treasurer, an Assistant Treasurer, a Secretary, and an Assistant Secretary, each of whom shall be elected annually by the Board of Directors. Such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors and shall have such powers and perform such duties as may be assigned by the Board of Directors or the Chief Executive Officer. The Board of Directors or the Chief Executive Officer may assign to any Officer general supervision and charge over any branch of the business and affairs of the Corporation. Any two or more offices may be held by the same person, provided that such person holding any two or more offices may sign documents in either but not both capacities as an Officer of the Corporation. The title of the Officers may be modified from time to time by the Board of Directors to designate more clearly the function or status of such Officer, by including terms such as “Acting, “ “Junior, “ “Senior, “ “Executive, “ “Group,” “Division, “ “Special, “ or “Assistant.”

4.02 Election and Term of Office.

The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her prior death, resignation, or removal. Any Officer may resign upon notice given in writing or electronic transmission to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event.

4.03 Removal.

Any Officer or agent may be removed at any time by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

4.04 Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise shall be filled by the Board of Directors for the unexpired portion of the term. The Board of Directors may, from time to time, omit to elect one or more Officers or may omit to fill a vacancy, and in such case, the designated duties of such Officer, unless otherwise provided in these bylaws, shall be discharged by the Chief Executive Officer or such other Officers as he or she may designate.

4.05 The Chief Executive Officer.

The Chief Executive Officer shall have general supervision of the affairs of the Corporation and sign and acknowledge all deeds and instruments for the transfer, conveyance, or assignment of corporate property, and all other instruments, contracts, and papers necessary or convenient in the transaction of the corporate business. Except as otherwise provided by law or the Board of Directors, the Chief Executive Officer may authorize any Vice President or other Officer or agent of the Corporation to sign, execute, and acknowledge such documents or instruments in his or her place and stead. In the absence of or disability of the Chief Executive Officer, the President or his or her designee shall perform all the duties and functions and exercise all the powers of the Chief Executive Officer. He or she shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

4.06 President.

The President shall be the Chief Operating Officer of the Corporation and, subject to the control of the Board of Directors and the Chief Executive Officer, shall have general supervision of the divisions of the Corporation as assigned by the Chief Executive Officer or the Board of Directors. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors or the Chief Executive Officer, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties, and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. In general, he or she shall perform all duties incident to the office of Chief Operating Officer and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time. In the absence or disability of the President, the Chief Executive Officer or his or her designee shall perform all the duties and functions and exercise all the powers of the President.

4.07 The Executive Vice President.

The Executive Vice President shall supervise such Vice Presidents and other managerial personnel and perform such other duties as may be designated by the Chief Executive Officer or President.

4.08 The Vice Presidents.

Any Vice President shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President, the Chief Executive Officer, or the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the Chief Executive Officer or President.

4.09 The Secretary.

The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and the seal of the Corporation; and (d) in general, perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President, the Chief Executive Officer, or the Board of Directors.

4.10 The Treasurer.

The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 5.04; and (c) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President, the Chief Executive Officer, or the Board of Directors.

4.11 Assistant Secretaries and Assistant Treasurers.

There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President, or the Board of Directors.

4.12 Other Assistants and Acting Officers.

The Board of Directors shall have the power to appoint any person to act as assistant to any Officer, or as agent for the Corporation in his or her stead, or to perform the duties of such Officer whenever for any reason it is impracticable for such Officer to act personally and such assistant or acting Officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

4.13 Salaries.

The salaries of Officers other than Officers whose titles and duties are described in Section 4.11 or Section 4.12 shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

4.14 Bond.

If required by the Board of Directors, any Officer or employee shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under his or her control and belonging to the Corporation.

Article V. Contracts, Loans, Checks and Deposits: Special Corporate Acts

5.01 Contracts.

Unless otherwise provided in these bylaws, the Chief Executive Officer, the President, and any other person or persons duly authorized by the Chief Executive Officer or the President may enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation. No contract or other transaction between the Corporation and one or more of its Directors or any other corporation, firm, association, or entity in which one or more of its Directors or Officers are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because his, her, or their votes are counted for such purpose, if (a) the material facts of the transaction and the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or (b) the material facts of the transaction and the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent without counting the votes or consents of such interested Directors; or (c) the contract or transaction is fair and reasonable to the Corporation. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transactions.

5.02 Loans.

No indebtedness for borrowed money shall be contracted on behalf of the Corporation, and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

5.03 Checks, Drafts, etc.

All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent, or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

5.04 Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

5.05 Voting of Securities Owned by this Corporation.

Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer or the President of this Corporation, or their designee, and (b) whenever, in the judgment of the Chief Executive Officer or the President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Chief Executive Officer or the President, or their designee, without necessity of any authorization by the Board of Directors, affixation of corporate seal, or countersignature or attestation by another Officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power, and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

Article VI. Certificates for Shares and Their Transfer

6.01 Certificates for Shares.

Certificates representing shares of the Corporation shall be in such form consistent with law. Such Certificates shall be signed by the Chair of the Board, the Chief Executive Officer, the President, or a Vice President, and by the Secretary or Assistant Secretary and shall bear the seal of the Corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

6.02 Facsimile Signatures and Seal.

The seal of the Corporation on any certificates for shares may be a facsimile. The signature of the Chair of the Board or any authorized Officer upon a certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation.

6.03 Signature by Former Officer.

In case the Chair of the Board or any Officer who has signed or whose facsimile signature has been placed upon any certificate for shares shall have ceased to be Chair of the Board or such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were the Chair of the Board or such Officer at the date of its issue.

6.04 Transfer of Shares.

Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications, and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

6.05 Restrictions on Transfer.

The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

6.06 Lost, Destroyed, or Stolen Certificates.

Where the owner claims that his or her certificate for shares has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

6.07 Consideration for Shares.

The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be received for shares may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note or make other arrangements to restrict the transfer of the shares and may credit distributions in respect of the shares against their purchase price until the services are performed, the benefits are received, or the note is paid. If the services are not performed, the benefits are not received, or the note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

6.08 Uncertificated Shares.

In accordance with Section 180.0626 of the Wisconsin Business Corporation Law, the Corporation may issue any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on share certificates by Sections 180.0625 and 180.0627, if applicable, of the Wisconsin Business Corporation Law, and by the bylaws of the Corporation.

The Corporation shall maintain at its offices, or at the office of its transfer agent, original or duplicate stock transfer records containing the names and addresses of all shareholders and the number of shares held by each shareholder. If the shares are uncertificated, the Corporation shall be entitled to recognize the exclusive right of a person registered on its records as such, as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Wisconsin.

6.09 Transfer Agent and Registrar.

The Corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered. The same person or entity may be both a transfer agent and registrar.

6.10 Stock Regulations.

The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer, and registration of certificates representing shares of the Corporation.

Article VII. Unanimous Consent Without a Meeting

Any action required by the articles of incorporation or bylaws or any provision of the Wisconsin Business Corporation Law to be taken at a meeting or any other action which may be taken at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders, Directors, or members of a committee thereof entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote.

Article VIII. Indemnification

8.01 Indemnification for Successful Defense.

Within 20 days after receipt of a written request pursuant to Section 8.03, the Corporation shall indemnify a Director or Officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the Director or Officer was a party because he or she is a Director or Officer of the Corporation.

8.02 Other Indemnification.

(a) In cases not included under Section 8.01, the Corporation shall indemnify a Director or Officer against all liabilities and reasonable expenses incurred by the Director or Officer in a proceeding to which the Director or Officer was a party because he or she is a Director or Officer of the Corporation, unless liability was incurred because the Director or Officer breached or failed to perform a duty he or she owes to the Corporation and the breach or failure to perform constitutes any of the following:

(1) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director or Officer has a material conflict of interest.

(2) A violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

(3) A transaction from which the Director or Officer derived an improper personal profit.

(4) Willful misconduct.

(b) Determination of whether indemnification is required under this Section shall be made pursuant to Section 8.05.

(c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director or Officer is not required under this Section.

8.03 Written Request.

A Director or Officer who seeks indemnification under Sections 8.01 or 8.02 shall make a written request to the Corporation.

8.04 Nonduplication.

The Corporation shall not indemnify a Director or Officer under Sections 8.01 or 8.02 if the Director or Officer has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding. However, the Director or Officer has no affirmative duty to look to any other person for indemnification nor to first exhaust his or her remedies to seek indemnification from such other person.

8.05 Determination of Right to Indemnification.

(a) Unless otherwise provided by the articles of incorporation or by written agreement between the Director or Officer and the Corporation, the Director or Officer seeking indemnification under Section 8.02 shall select one of the following means for determining his or her right to indemnification:

(1) By a majority vote of a quorum of the Board of Directors consisting of Directors who are not at the time parties to the same or related proceedings. If a quorum of disinterested Directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more Directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

(2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including Directors who are parties to the same or related proceedings.

(3) By a panel of three arbitrators consisting of one arbitrator selected by those Directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the Director or Officer seeking indemnification, and one arbitrator selected by the two arbitrators previously selected.

(4) By an affirmative vote of the majority of shares represented at a meeting of shareholders at which a quorum is present. Shares owned by or voted under the control of persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

(5) By a court under Section 8.08.

(6) By any other method provided for in any additional right to indemnification permitted under Section 8.07.

(b) In any determination under (a), the burden of proof is on the Corporation to prove by clear and convincing evidence that indemnification under Section 8.02 should not be allowed.

(c) A written determination as to a Director’s or Officer’s indemnification under Section 8.02 shall be submitted to both the Corporation and the Director or Officer within 60 days of the selection made under (a).

(d) If it is determined that indemnification is required under Section 8.02, the Corporation shall pay all liabilities and expenses not prohibited by Section 8.04 within 10 days after receipt of the written determination under (c). The Corporation shall also pay all expenses incurred by the Director or Officer in the determination process under (a).

8.06 Advance Expenses.

Within 10 days after receipt of a written request by a Director or Officer who is a party to a proceeding, the Corporation shall pay or reimburse his or her reasonable expenses as incurred if the Director or Officer provides the Corporation with all of the following:

(a) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation.

(b) A written undertaking, executed personally or on his or her behalf, to repay the allowance (together with reasonable interest thereon) to the extent that it is ultimately determined under Section 8.05 that indemnification under Section 8.02 is not required and that indemnification is not ordered by a court under Section 8.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the Director or Officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

8.07 Nonexclusivity.

(a) Except as provided in (b), Sections 8.01, 8.02, and 8.06 do not preclude any additional right to indemnification or allowance of expenses that a Director or Officer may have under any of the following:

(1) The articles of incorporation.

(2) A written agreement between the Director or Officer and the Corporation.

(3) A resolution of the Board of Directors.

(4) A resolution, after notice, adopted by a majority vote of all the Corporation’s voting shares then issued and outstanding.

(5) The statutes or common law of the State of Wisconsin.

(b) Regardless of the existence of an additional right under (a), the Corporation shall not indemnify a Director or Officer or permit a Director or Officer to retain any allowance of expenses, unless it is determined by or on behalf of the Corporation that the Director or Officer did not breach or fail to perform a duty he or she owes to the Corporation which constitutes conduct under Section 8.02(a)(1), (2), (3) or (4). A Director or Officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

(c) Sections 8.01 to 8.12 do not affect the Corporation’s power to pay or reimburse expenses incurred by a Director or Officer in any of the following circumstances:

(1) As a witness in a proceeding to which he or she is not a party.

(2) As a plaintiff or petitioner in a proceeding because he or she is or was a Director or Officer of the Corporation.

8.08 Court-Ordered Indemnification.

(a) Except as provided otherwise by written agreement between the Director or Officer and the Corporation, a Director or Officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application may be made for an initial determination by the court under Section 8.05(a)(5) or for review by the court of an adverse determination under Section 8.05(a)(1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

(b) The court shall order indemnification if it determines any of the following:

(1) That the Director or Officer is entitled to indemnification under Sections 8.01 or 8.02.

(2) That the Director or Officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 8.02.

(c) If the court determines under (b) that the Director or Officer is entitled to indemnification, the Corporation shall pay the Director’s or Officer’s reasonable expenses incurred to obtain the court-ordered indemnification.

8.09 Insurance.

The Corporation may purchase and maintain insurance on behalf of an individual who is a Director or Officer of the Corporation against liability asserted against or incurred by the individual in his or her capacity as a Director or Officer, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 8.01, 8.02, or 8.06.

8.10 Securities Law Claims.

(a) Pursuant to the public policy of the State of Wisconsin, the Corporation shall provide indemnification, allowance of expenses, and insurance for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 8.01 to 8.09.

(b) Sections 8.01 to 8.09 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule, or regulation regulating the offer, sale, or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

8.11 Liberal Construction.

In order for the Corporation to obtain and retain qualified Directors and Officers, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors or Officers and, accordingly, the indemnification above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent, or public policy.

8.12 Definitions Applicable to This Article.

(a) “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, the Corporation.

(b) “Corporation” means this Corporation and any domestic or foreign predecessor of this Corporation where the predecessor corporation’s existence ceased upon the consummation of a merger or other transaction.

(c) “Director or Officer” means any of the following:

(1) A natural person who is or was a Director or Officer of this Corporation;

(2) A natural person who, while a Director or Officer of this Corporation, is or was serving at the Corporation’s request as a director, officer, employee, agent, partner, trustee, member of any governing or decision-making committee, of another corporation or foreign corporation, partnership, joint venture, trust, or other enterprise.

(3) A natural person who, while a Director or Officer of this Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants or beneficiaries of the plan.

(4) Unless the context requires otherwise, the estate or personal representative of a Director or Officer.

For purposes of this Article, it shall be conclusively presumed that any Director or Officer serving as a director, officer, employee, agent, partner, trustee, member of any governing or decision-making committee of an Affiliate shall be so serving at the request of the Corporation.

(d) “Expenses” include fees, costs, charges, disbursements, attorney fees, and other expenses incurred in connection with a proceeding.

(e) “Liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture, or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

(f) “Party” includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

(g) “Proceeding” means any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, arbitration, or other proceeding, whether formal or informal, which involves foreign, federal, state, or local law and which is brought by or in the right of the Corporation or by any other person.

Article IX. Seal

The seal of the Corporation shall be circular in form, with the name of the Corporation engraved around the margin and the figures “2001,” the year of its incorporation, engraved in the center, and may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to use the corporate seal shall not invalidate any otherwise validly executed document.

Article X. Forum for Certain Actions.

10.01 Forum.

Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the courts of the State of Wisconsin (or, if no state court located within the State of Wisconsin has jurisdiction, the federal district courts located within the State of Wisconsin), to the fullest extent permitted by law, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation under Wisconsin law , (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, Officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, or (c) any action asserting a claim against the Corporation or any of its current or former Directors, Officers or other employees arising pursuant to any provision of the Wisconsin Business Corporation Law, these bylaws or the articles of incorporation, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.

10.02 Personal Jurisdiction.

If any action the subject matter of which is within the scope of the first sentence of Section 10.01 above is filed in a court other than a court located within the State of Wisconsin or if any action the subject matter of which is within the scope of the second sentence of Section 10.01 is filed in a court other than the federal district courts of the United States of America (either such case being, a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Wisconsin in connection with any action brought in any such court to enforce the first sentence of Section 10.01 and the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any such court to enforce the second sentence of Section 10.01 (an “Enforcement Action”) and (b) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

10.03 Notice and Consent.

For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

Article XI. Severability

To the extent any provision of these bylaws would be, in the absence of this Article XI, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these bylaws, and all provisions of these bylaws shall be construed so as to give effect to the intent manifested by these bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

Article XII. Amendments

12.01 By Shareholders.

These bylaws may be altered, amended, or repealed and new bylaws may be adopted by the affirmative vote of a majority of the outstanding shares entitled to vote generally in the election of Directors. Notwithstanding the preceding sentence or any provision of law that might otherwise permit a lesser vote, the affirmative vote of holders of at least that percentage of the outstanding shares required to take action pursuant to a provision of these bylaws shall be required to alter, amend or repeal that provision.

12.02 By Directors.

These bylaws may also be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of Directors present at any meeting at which a quorum is in attendance, but no bylaw adopted by the shareholders shall be amended or repealed by the Board of Directors unless the bylaw adopted by the shareholders confers such authority upon the Directors.

Article XIII. Emergency Bylaws

13.01 Emergency Bylaws.

This Article XIII shall be operative during any emergency, as referred to in Section 180.0207 of the Wisconsin Business Corporation Law or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Sections of these bylaws or in the articles of incorporation. To the extent not inconsistent with the provisions of this Article XIII, the preceding Sections of these bylaws and the provisions of the articles of incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article XIII shall cease to be operative unless and until another Emergency shall occur.

13.02 Meetings; Notice.

During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board or such committee or the Chair of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the Directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

13.03 Quorum.

At any meeting of the Board of Directors called in accordance with Section 13.02 above, the presence or participation of three (3) Directors shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with Section 13.02 above, the presence or participation of one (1) committee member shall constitute a quorum for the transaction of business. In the event that the requisite number of Directors is not able to attend a meeting of the Board of Directors or any committee thereof, then the Designated Officers in attendance shall serve as Directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as Directors, or committee members, as the case may be, of the Corporation.

13.04 Liability.

No Officer, Director or employee of the Corporation acting in accordance with the provisions of this Article XIII shall be liable except for willful misconduct.

13.05 Amendments.

At any meeting called in accordance with Section 13.02 above, the Board of Directors, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article XIII as it deems it to be in the best interests of the Corporation and as is practical or necessary for the circumstances of the Emergency.

13.06 Repeal or Change.

The provisions of this Article XIII shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders pursuant to Article XIII of these Bylaws, but no such repeal or change shall modify the provisions of Section 13.04 above with regard to action taken prior to the time of such repeal or change.

13.07 Definitions.

For purposes of this Article XIII, the term “Designated Officer” means an Officer identified on a numbered list of Officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, Directors of the Corporation, or members of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of Directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which Officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.